Exhibit 23.1

KPMG LLP Two Financial Center 60 South Street Boston, MA 02111

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 28, 2025, with respect to the financial statements of Mustang Bio, Inc., incorporated herein by reference, and to the reference to our firm under the heading "Experts" in the prospectus.

Boston, Massachusetts

April 4, 2025